UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023 (June 23, 2023)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 944-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On June 23, 2023, Vince, LLC (the “Borrower”), an indirectly wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into a new $85 million senior secured revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among the Borrower, the guarantors named therein, Bank of America, N.A. (“BofA”), as Agent, the other lenders from time to time party thereto, and BofA Securities, Inc., as sole lead arranger and sole bookrunner. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

All outstanding amounts under the Borrower’s existing $70 million senior secured revolving credit facility with Citizens Bank, N.A., as administrative agent and collateral agent, and other lenders from time to time party thereto, were repaid in full and such facility was terminated pursuant to the terms thereof as a result of all parties completing their obligations under such facility.

The Revolving Credit Facility provides for a revolving line of credit of up to the lesser of (i) the Borrowing Base and (ii) $85 million, as well as a letter of credit sublimit of $10 million. The Credit Agreement also permits the Borrower to request an increase in aggregate commitments under the Revolving Credit Facility of up to $15 million, subject to customary terms and conditions. The Revolving Credit Facility matures on the earlier of June 23, 2028 and 91 days prior to the earliest maturity date of any Material Indebtedness, including the subordinated indebtedness pursuant to that certain third lien credit agreement (as amended from time to time, the “Third Lien Credit Agreement”), dated as of December 11, 2020, by and among the Borrower, the guarantors named therein, SK Financial Services, LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto. SK Financial Services, LLC is an affiliate of Sun Capital Partners, Inc., affiliates of which beneficially own approximately 74% of the outstanding common stock of the Company. See below for details relating to the Fourth Amendment to the Third Lien Credit Agreement.

Interest is payable on the loans under the Revolving Credit Facility, at the Borrower’s request, either at Term SOFR, the Base Rate, or SOFR Daily Floating Rate, in each case, with applicable margins subject to a pricing grid based on an average daily excess availability calculation. The “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate for such day, plus 0.5%; (ii) the rate of interest in effect for such day as publicly announced from time to time by BofA as its prime rate; (iii) the SOFR Daily Floating Rate on such day, plus 1.0%; and (iv) 1.0%. During the continuance of certain specified events of default, at the election of BofA in its capacity as Agent, interest will accrue at a rate of 2.0% in excess of the applicable non-default rate.

The applicable margins for SOFR Term and SOFR Daily Floating Rate Loans are: (i) 2.0% when the average daily Excess Availability is greater than 66.7% of the Loan Cap; (ii) 2.25% when the average daily Excess Availability is greater than or equal to 33.3% but less than or equal to 66.7% of the Loan Cap; and (iii) 2.5% when the average daily Excess Availability is less than 33.3% of the Loan Cap. The applicable margins for Base Rate Loans are: (i) 1.0% when the average daily Excess Availability is greater than 66.7% of the Loan Cap; (ii) 1.25% when the average daily Excess Availability is greater than or equal to 33.3% but less than or equal to 66.7% of the Loan Cap; and (iii) 1.5% when the average daily Excess Availability is less than 33.3% of the Loan Cap.

The Revolving Credit Facility contains a financial covenant requiring Excess Availability at all times to be no less than the greater of (i) 10.0% of the Loan Cap in effect at such time and (ii) $7.5 million.

The Revolving Credit Facility contains representations and warranties, covenants and events of default that are customary for this type of financing, including limitations on the incurrence of additional indebtedness, liens, burdensome agreements, investments, loans, asset sales, mergers, acquisitions, prepayment of certain other debt, the repurchase of capital stock, transactions with affiliates, and the ability to change the nature of its business or its fiscal year. The Revolving Credit Facility generally permits dividends in the absence of any default or event of default (including any event of default arising from a contemplated dividend), so long as (i) after giving pro forma effect to the contemplated dividend and on a pro forma basis for the 30-day period immediately preceding such dividend, Excess Availability will be at least the greater of 20.0% of the Loan Cap and $15 million and (ii) after giving pro forma effect to the contemplated dividend, the Consolidated Fixed Charge Coverage Ratio for the 12 months preceding such dividend will be greater than or equal to 1.0 to 1.0.

All obligations under the Revolving Credit Facility are guaranteed by the Company and Vince Intermediate Holding, LLC (“Intermediate”) and any future subsidiaries of the Company (other than Excluded Subsidiaries) and secured by a lien on substantially all of the assets of the Company, the Borrower and Intermediate and any future subsidiary guarantors, other than among others, equity interests in ABG-Vince, LLC (formerly ABG-Viking, LLC) as well as the rights of the Borrower under that certain license agreement, dated May 25, 2023, by and between ABG-Vince, LLC and the Borrower.

The foregoing is only a summary of the material terms of the Revolving Credit Facility and does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Fourth Amendment to Third Lien Credit Agreement

On June 23, 2023, the Borrower entered into the Fourth Amendment (the “Third Lien Fourth Amendment”) to the Third Lien Credit Agreement.

The Third Lien Fourth Amendment amends the Third Lien Credit Agreement to, among other things, (a) extend the Third Lien Credit Agreement’s maturity date to the earlier of (i) September 30, 2028 and (ii) 91 days prior to the earliest maturity date of any Material Indebtedness (as defined therein) other than the Revolving Credit Facility and (b) modify certain representations and warranties, covenants and events of default in respect of documentation conforming to the terms of the Revolving Credit Facility.

The foregoing description of the Third Lien Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Lien Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On June 26, 2023, the Company issued a press release announcing the entry into the Revolving Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of June 23, 2023, by and among Vince, LLC, the guarantors named therein, Bank of America, N.A., as Agent, the other lenders from time to time party thereto, and BofA Securities, Inc., as sole lead arranger and sole bookrunner.

10.2	Fourth Amendment to Credit Agreement, dated as of June 23, 2023, by and among Vince, LLC as the borrower, SK Financial Services, LLC, as agent and the other lenders from time to time party thereto.
99.1	Press Release of the Company, dated June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	June 26, 2023	By:	/s/ Jonathan Schwefel
Jonathan Schwefel Chief Executive Officer